HANK GRACIN†† | PARTNER LESLIE MARLOW† | PARTNER PATRICK EGAN† | PARTNER † Admitted in New York only †† Admitted in New York, Florida & Colorado	GRACIN & MARLOW, LLP COUNSELLORS AT LAW THE CHRYSLER BUILDING 26th FLOOR 405 LEXINGTON AVENUE NEW YORK, NEW YORK 10174 (212) 907-6457 FAX (212) 208-4657 www.gracinmarlow.com	IN BOCA RATON 1825 NW CORPORATE BLVD. SUITE 110 BOCA RATON, FLORIDA 33431 (561) 237-0804 FAX (561) 237-0803 WRITER E-MAIL: lmarlow@gracinmarlow.com

Exhibit 5.1

May 18, 2018

VIA ELECTRONIC MAIL

The Board of Directors
Youngevity International, Inc.
2400 Boswell Road
Chula Vista, California 91914

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Youngeity International, Inc., a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (“Common Stock”), including shares of Common Stock as may from time to time be issued upon conversion or exchange of Debt Securities or Preferred Stock (each as defined below) or the exercise of Warrants or Units (each as defined below); (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series; (iii) debt securities (“Debt Securities”), which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Debt Securities, may be in the form of (a) senior debt securities to be issued pursuant to an indenture (the “Senior Indenture”) proposed to be entered into between the Company and a trustee (the “Senior Trustee”), a form of which indenture is being filed as an exhibit to the Registration Statement or (b) subordinated debt securities to be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”, and each individually, an “Indenture”) proposed to be entered into between the Company and a trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”, and each individually, a “Trustee”), a form of which indenture is being filed as an exhibit to the Registration Statement; (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”); and (v) units consisting of one or more of the Company’s Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination of those securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named in the applicable Unit Agreement (each, a “Unit Agent”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement; (b) the forms of the Senior Indenture and the Subordinated Indenture, both of which are being filed as exhibits to the Registration Statement; (c) the Certificate of Incorporation of the Company, as amended and in effect as of the date hereof; (d) the Bylaws of the Company, as in effect as of the date hereof; and (e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

We have examined the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

GRACIN & MARLOW, LLP

GRACIN & MARLOW, LLP
COUNSELLORS AT LAW

Youngevity International, Inc.
May 18, 2018

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials, and, in certain instances, upon the representations and warranties of the Company contained in the Transaction Documents (as defined below). We have not independently verified such information and assumptions.

In expressing the opinions set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; (vii) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein and (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have assumed that each Indenture, in substantially the form reviewed by us, any supplemental indenture to each such Indenture, each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent or Unit Agent, as the case may be, and that any Debt Securities, Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent or Unit Agent, as the case may be.

We have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto and the Debt Securities is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Warrants, the Unit Agreements and the Units, and that such choice in each case is a valid and legal provision. We have also assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

GRACIN & MARLOW, LLP

GRACIN & MARLOW, LLP
COUNSELLORS AT LAW

Youngevity International, Inc.
May 18, 2018

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”), when (i) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (ii) if the Offered Common Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed and countersigned and (iii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, in each case provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (i) a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designations”) has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (ii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (iii) if the Offered Preferred Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock have been duly executed and countersigned and (iv) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

3. With respect to any series of Company Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company and (iii) the Offered Debt Securities, in a form compliant with the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities and to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

GRACIN & MARLOW, LLP

GRACIN & MARLOW, LLP
COUNSELLORS AT LAW

Youngevity International, Inc.
May 18, 2018

4. With respect to any series of Warrants offered by the Company (the “Offered Warrants”), when (i) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established and are then in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5. With respect to any Units offered by the Company (the “Offered Units”), when (i) a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Units and of their issuance and sale have been duly established and are then in conformity with the applicable Unit Agreement of which the Offered Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions set forth above are each subject to the effects of: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

This opinion is limited to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Sincerely,

/s/ GRACIN & MARLOW, LLP
     GRACIN & MARLOW, LLP